Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated July 6, 2015 with respect to the audited financial statements of Member Digital Ltd for the year ended December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

December 18, 2015